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                                                                     EXHIBIT 3.5


                            CERTIFICATE OF AMENDMENT
                                       TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                           KRONOS INTERNATIONAL, INC.

                         Adopted in accordance with the
                          provisions of Section 242 of
                         the General Corporation Law of
                              the State of Delaware

         KRONOS INTERNATIONAL, INC. (the "Corporation"), a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

         FIRST: That the Board of Directors of the Corporation, by unanimous written consent of the directors dated as of December 15, 1999, adopted the following resolutions proposing and declaring advisable an Amendment to the Certificate of Incorporation of the Corporation as follows:

                  RESOLVED, that the Corporation's Certificate of Incorporation be amended by the addition of a new Article 10 to read in its entirety as follows:

                           "10. The Corporation has the authority to issue
                  profit participation certificates as authorized by the Board of Directors of the Corporation from time to time. The relative rights, preferences and limitations of the profit participation certificates shall be as set forth in each such certificate authorized by the Board of Directors of the Corporation from time to time."

         SECOND: That in lieu of a meeting and vote of stockholders, the holder of all of the outstanding stock of the Corporation duly approved such amendment by written consent dated as of December 15, 1999, in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

         THIRD: That the capital of the Corporation will not be reduced by reason of said Amendment.

         FOURTH: That the aforesaid Amendment was duly adopted in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.



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         IN WITNESS WHEREOF, Kronos International, Inc. has caused this certificate to be executed by its President and attested by its Secretary effective as of December 15, 1999.

                                       KRONOS INTERNATIONAL, INC., a Delaware
                                       corporation

                                       By: /s/ Eberhard Gartner
                                          --------------------------------------

                                       Name: Eberhard Gartner

                                       Title: President